UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 5, 2010

The First Marblehead Corporation

(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02               Termination of a Material Definitive Agreement

On July 2, 2009, Union Federal Savings Bank (“Union Federal”), a wholly owned subsidiary of The First Marblehead Corporation (the “Corporation”), entered into a stipulation consenting to the issuance by the Office of Thrift Supervision (the “OTS”) of an order to cease and desist (the “Order”).  A description of the terms of the Order was included in Item 1.01 of the current report on Form 8-K filed by the Corporation with the Securities and Exchange Commission on July 2, 2009, which description is incorporated herein by reference.

Union Federal has complied in all material respects with its requirements under the Order.

By letter dated March 5, 2010, the OTS notified Union Federal that the OTS terminated the Order in its entirety, effective that date.  The OTS order terminating the Order is filed as Exhibit 99.1 to this current report on Form 8-K.

Following termination of the Order, Union Federal remains subject to extensive regulation, supervision and examination by the OTS and the Federal Deposit Insurance Corporation.

Item 8.01               Other Events

During the second quarter of fiscal 2010, the Corporation announced that it had begun examining strategic alternatives for Union Federal, including a potential sale.

On March 9, 2010, the Corporation issued a press release in connection with the termination of the Order.  The full text of the press release is filed as Exhibit 99.2 to this current report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

99.1         Order, effective March 5, 2010, Terminating Order to Cease and Desist

99.2         Press release issued by the Corporation on March 9, 2010 entitled, “Office of Thrift Supervision Terminates Enforcement Action Against First Marblehead Subsidiary Union Federal Savings Bank”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: March 10, 2010	By:	/s/ Peter B. Tarr
Peter B. Tarr
Chairman of the Board of Directors

EXHIBIT INDEX

99.1	Order, effective March 5, 2010, Terminating Order to Cease and Desist

99.2	Press release issued by the Corporation on March 9, 2010 entitled, “Office of Thrift Supervision Terminates Enforcement Action Against First Marblehead Subsidiary Union Federal Savings Bank”